Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” and
“Financial Statements” in the Proxy Statement/Prospectus and “Information Incorporated
by Reference” in the Statement of Additional Information and to the incorporation by reference in the Statement of Additional Information of our report dated February 17,
2010, with respect to the financial statements and financial highlights of Diversified
International Account, Government & High Quality Bond Account, International
SmallCap Account, MidCap Blend Account, MidCap Growth Account I, MidCap Value
Account II, Mortgage Securities Account, Short-Term Bond Account, and Short-Term
Income Account of the Principal Variable Contracts Funds, Inc. in this Registration
Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and
Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
April 12, 2010